                                                                    Exhibit 24.1

                        Joint Filer Information Statement

Names:      Cindy J. Wynne and the Thomas M. Wynne Family Trust Irrevocable
            Trust Agreement, dated March 28, 2006, Cindy J. Wynne, as Trustee

Address:   10632 South Memorial Drive, Suite 259
            Tulsa, OK  74133
            Attn: Cindy J. Wynne

Designated
 Filer:     Thomas M. Wynne

Issuer and
 Ticker
 Symbol:    Alliance Holdings GP, L.P. (AHGP)

Date of
Event
 Requiring
 Statement: June 13, 2006

The undersigned, Cindy J. Wynne and the Thomas M. Wynne Family Trust Irrevocable
Trust Agreement, dated March 28, 2006, Cindy J. Wynne, as Trustee are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with
Thomas M. Wynne with respect to the beneficial ownership of securities of
Alliance Holdings GP, L.P.

Signatures:

/s/ Cindy J. Wynne
---------------------------
by Megan Cordle, pursuant to power of attorney
dated February 2, 2007

/s/ the Thomas M. Wynne Family Trust Irrevocable Trust Agreement,
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dated March 28, 2006, Cindy J. Wynne, as Trustee
by Megan Cordle, pursuant to power of attorney
dated February 2, 2007